February 28 2012



SECURITIES & EXCHANGE COMMISSION
450 Fifth Street NW
Washington DC 20549

Attn.: Document Control



RE:	American Depositary Share
representing one deposited share of
 Range Resources Limited
(Form F6 Registration No.  333165881)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933 as amended on behalf of The Bank of New York Mellon as
Depositary for securities against which
American Depositary Receipts are to be
issued we attach a copy of the new
prospectus (Prospectus) reflecting the change in number of ordinary shares represented by one American Depositary Share (the Ratio).

As required by Rule 424(e) the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement the Prospectus consists of the ADR certificate with the revised ratio for Range
Resources Limited.

The Prospectus has been revised to reflect the new ratio and has been overstamped with:

Effective February 28 2012 the ratio is
changed to One (1) American Depositary
Share represents Forty (40) deposited
Shares.

Please contact me with any questions or
comments at 212 8152281


Rajan Balsara
Vice President
The Bank of New York Mellon  ADR
Division


Encl.
CC: Paul Dudek Esq. (Office of International
Corporate Finance)







101 Barclay Street, 22nd Floor West, New York, NY 10286